Exhibit 23.4

CONSENT OF BOENNING & SCATTERGOOD, INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of The Arlington Bank, dated January 24, 2017, as an Annex to the proxy statement and prospectus relating to the proposed merger of The Arlington Bank with and into First Merchants Bank, the wholly-owned banking subsidiary of First Merchants Corporation, which is contained in Amendment No. 2 to the Registration Statement on Form S-4 of First Merchants Corporation, as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such proxy statement and prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Boenning & Scattergood, Inc.

BOENNING & SCATTERGOOD, INC.

Dated: April 21, 2017